Exhibit 10.1

PROMISSORY NOTE

$200,000.00	December 10, 2013

1.     Definitions. As used in this Promissory Note, the following terms shall have the following meanings:

“Borrower” means American Locker Group Incorporated, a Delaware corporation, and its successors and assigns.

“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

“Effective Date” means November 13, 2013.

“Event of Default” has the meaning set forth in Section 7.

“Housing Expenses” means the sum of the Borrower’s monthly living expenses, including, but not limited to, mortgage principal and interest payments, rent payments, homeowner or renter’s insurance premiums, homeowners association dues and property taxes.

“Lender” means Anthony B. Johnston, and his heirs, successors and assigns.

“Loan Rate” means six percent (6%).

“Maturity Date” means November 30, 2014.

“Maximum Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law).

“Note” means this Promissory Note and all modifications, increases, replacements, renewals, and extensions of this Promissory Note.

All terms used herein, whether or not defined in this Note, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

2.     Promise to Pay. For value received, Borrower, unconditionally hereby promises to pay to the order of Lender, at his place of business located at 2701 Regent Boulevard, DFW Airport, Texas 75261 Attn: Anthony Johnston, or at such other place as the holder of this Note may hereafter designate, the principal sum of TWO HUNDRED THOUSAND and NO/100 Dollars ($200,000.00) or so much thereof as may be advanced hereunder, in lawful money of the United States of America for the payment of private debts, together with interest on the unpaid principal balance from time to time owing hereon computed from the date of advance by Lender to Borrower until the earlier of repayment by Borrower or Maturity Date, at a monthly rate that shall be, except as otherwise provided in this Note, the lesser of: (a) the Loan Rate in effect from day to day; or (b) the Maximum Lawful Rate. Interest on this Note is computed on a basis of actual days over a 365 day year. All past due principal and matured unpaid interest, at Lender’s option, shall bear interest at the Maximum Lawful Rate, whether or not the maturity of the indebtedness evidenced by this Note has been accelerated. Such outstanding principal amount shall bear interest from the date hereof.

3.     Interest Rate. The Loan Rate as of the Effective Date is six percent (6%) accrued monthly.

4.     Payments. This Note, together with accrued but unpaid interest on the unpaid principal balance hereof, is payable in full on the Maturity Date. If the principal amount of this Note, together with accrued but unpaid interest on the unpaid principal balance hereof, has not been paid in full on or before December 31, 2013, Borrower shall make a monthly payment to Lender in the amount of $2,193.00. The first such monthly payment shall be made on January 1, 2014 and a like payment shall be made on the first day of each calendar month thereafter until the principal amount of this Note, together with accrued but unpaid interest on the unpaid principal balance hereof, has been paid in full. Such monthly payment is intended to reimburse Lender for Housing Expenses incurred by Lender, and the obligation to make such payment shall be in addition to Lender’s obligations to pay the principal amount of this Note and accrued interest thereon, at the Maturity Date.

Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note; (ii) the payment of accrued but unpaid interest hereon; and (iii) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If an Event of Default exists under this Note, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii) or (iii) above without regard to the order of priority otherwise specified in this Section 4 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. Payments shall be made by either check or wire transfer. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due may become an Event of Default. Borrower agrees that all payments of any obligation due hereunder shall be final, and if any such payment is recovered in any bankruptcy, insolvency or similar proceedings instituted by or against Borrower, all obligations due hereunder shall be automatically reinstated in respect of the obligation as to which payment is so recovered.

5.     Prepayment. Borrower may prepay this Note in part or in full without penalty before final maturity, whether by cash, a new loan, renewal, or otherwise. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. A prepayment in full prior to December 31, 2013 shall relieve Borrower of any and all obligations to pay to Lender his Housing Expenses pursuant to Section 4 hereto.

6.     Waiver. Except as otherwise provided herein, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time of payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Lender’s acceptance of partial or delinquent payments, or failure of Lender to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Lender or constitute waiver of any similar default subsequently occurring.

7.     Events of Default and Remedies. At the option of Lender, the entire unpaid principal balance and accrued interest owing hereon shall at once become due and payable upon the occurrence at any time of any of the following “Events of Default”:

(a)     the failure of Borrower to pay (or cause to be paid) when due any installment of principal or interest of this Note in accordance with its terms, through acceleration, or otherwise; or

(b)     the Borrower shall (1) apply for or consent to the appointment of a receiver, trustee, intervener, custodian, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or

(c)     an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Borrower or appointing a receiver, trustee, intervener, or liquidator of Borrower, or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of thirty (30) days; or

(d)     the dissolution or liquidation of Borrower; or

(e)     Borrower fails to perform or comply with any covenant, agreement or other obligation to be performed, observed or complied with by Borrower for the benefit of any person or entity other than Lender, subject to any grace and/or cure periods provided therein, which failure Lender determines, in its discretion, could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or assets of Borrower, the ability of Borrower to perform its obligations under this Note to which it is a party or by which it is bound or the enforceability of this Note; or

(f)     The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower.

It is understood and agreed by Borrower that the foregoing Events of Default are cumulative, or other documents modifying, renewing, extending, evidencing, securing or pertaining to this Note or the loan evidenced hereby. Upon the occurrence of any of the Events of Default, then the holder hereof may, at its option, do any one or more of the following: (i) declare the entire unpaid balance of principal of and accrued, unpaid interest upon this Note to be immediately due and payable; (ii) reduce any claim to judgment; (iii) foreclose all liens and security interests securing payment thereof or any part thereof; and/or (iv) without notice of default or demand, pursue and enforce any of Lender’s other rights and remedies provided under or pursuant to any applicable laws or agreement. All rights and remedies of Lender shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise and whether or not Lender has initiated any foreclosure proceeding, judicial or otherwise. Failure by Lender to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of any subsequent Event of Default. In the event that Lender, after the occurrence of an Event of Default hereunder, consults an attorney regarding the enforcement of any of its rights under this Note or if this Note is placed in the hands of an attorney for collection or if suit be brought to enforce this Note, Borrower promises to pay all costs thereof, including reasonable attorneys’ fees. Such costs and attorneys’ fees shall include, without limitation, costs and reasonable attorneys’ fees incurred by Lender in any appellate proceedings or in any proceedings under any present or future federal bankruptcy act, state receivership law or probate.

8.     Savings Clause; Ceiling Election. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount: (a) contracted for, charged, taken, reserved or received pursuant to this Note or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Note; (b) contracted for, charged, taken, reserved or received by reason of exercise of the option to accelerate the maturity of this Note; or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Delaware law, Lender will rely on United States federal law instead of Delaware law for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

9.       GOVERNING LAW AND VENUE. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF DELAWARE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS NOTE. ALL LEGAL ACTIONS RELATED TO THIS NOTE SHALL BE BROUGHT IN THE APPROPRIATE COURT OF LAW LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

10.     WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

11.     Miscellaneous.

(a)     Notices or communications to be given under this Note shall be given to the respective parties in writing as set forth in the Loan Agreement.

(b)     Time is of the essence of this Note.

(c)     This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

(d)     This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower’s successors, assigns, and inure to the benefit of Lender’s, heirs, successors, assigns and personal representatives.

(e)     If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year above first written.

Effective November 13, 2013.

American Locker Group Incorporated

By:	/s/ Stephen P. Slay
Name:	Stephen P. Slay
Title:	Chief Financial Officer